UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2005

PLATO Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10801 Nesbitt Avenue South, Bloomington, Minnesota		55437
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2005, the Compensation Committee of our Board of Directors approved stock option grants to our executive officers and other key employees. The approved grants included options to purchase 450,000 shares of our common stock for our executive officers at an exercise price of $7.60 per share (which was the fair market value of our common stock on the grant date). These options will vest in four equal annual installments, beginning December 7, 2006, and expire eight years from the grant date. The forms of stock option agreement related to these grants are attached hereto as Exhibit 10.39.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective December 8, 2005, John T. Kernan, a Director of PLATO Learning, Inc. since 2003, resigned from our Board of Directors for personal reasons.

(d) On December 12, 2005, we issued a press release, attached hereto as Exhibit 99.1, announcing that Debra A. Janssen, President of the Debit Services Group of First Data Corporation, has been elected to our Board of Directors. Ms. Janssen will also serve as a member of the Audit Committee.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.39 Forms of stock option agreement for 2002 Stock Plan.

Exhibit 99.1 Press Release dated December 12, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATO Learning, Inc.

December 12, 2005	By:	Laurence L. Betterley

Name: Laurence L. Betterley
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.39	Forms of stock option agreement for 2002 Stock Plan
99.1	Press Release dated December 12, 2005